Exhibit 99.1

Broadwind Energy Announces Preliminary Q3 2015 Results

Lowers Third-Quarter Outlook

CICERO, Ill., September 18, 2015— Broadwind Energy, Inc. (NASDAQ: BWEN) today announced that its revenue and loss per share for the quarter ending September 30, 2015 are expected to be below the Company’s previous estimates as a result of production difficulties and supplier quality issues in the Manitowoc tower facility.

Based on preliminary financial results, the Company now expects consolidated third-quarter revenue to be in the range of $52-53 million. The approximately $11 million shortfall from the previous estimate is due primarily to wind tower production difficulties in its Manitowoc, WI facility related to paint production challenges and steel supplier quality issues. The Company now expects consolidated third-quarter operating loss to be within the range of $3-4 million, and consolidated net loss per share of $.20-.27.

Peter C. Duprey, president and chief executive officer, stated, “We lowered our third-quarter estimates as a result of production issues in our Manitowoc, WI facility. We experienced paint quality issues that required significant rework to correct. In addition, we experienced steel quality issues from a long-standing, domestic steel supplier which impacted production. This is a disappointing setback for the Manitowoc plant which has been running ahead of production goals all year. We are working closely with the supplier to expedite the delivery of replacement steel to our plant to avoid a further disruption to our production schedule. We are also working closely with our customer to mitigate the impacts on their production schedule.”

About Broadwind Energy
Broadwind Energy (NASDAQ: BWEN) applies decades of deep industrial expertise to innovate integrated solutions for customers in the energy and infrastructure markets. From gears and gearing systems for wind, oil and gas and mining applications, to wind towers and specialty weldments, to comprehensive remanufacturing of gearboxes and blades, to operations and maintenance services, we have solutions for the energy needs of the future. With facilities throughout the U.S., Broadwind Energy's talented team of nearly 800 employees is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our third-quarter outlook, as well as assumptions made by, and information currently available to, our management. Forward-looking statements include any statement that does not directly relate to a current or historical fact. We have tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on current expectations, and we undertake no obligation to update these statements to reflect events or circumstances occurring after this release. Such statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Such risks and uncertainties include, but are not limited to: expectations regarding our business, end-markets, relationships with customers and our ability to diversify our customer base; the impact of competition and economic volatility on the industries in which we compete, including, but not limited to, the oil and gas and mining markets; our ability to realize revenue from customer orders and backlog; the impact of regulation on our end-markets, including the wind energy industry in particular; the sufficiency of our liquidity and working capital and our plans to evaluate alternative sources of funding if necessary; our ability to preserve and utilize our tax net operating loss carry-forwards; our plans to continue to grow our business through organic growth; our plans with respect to the use of proceeds from financing activities and our ability to operate our business efficiently, manage capital expenditures and costs effectively, and generate cash flow; and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including those contained in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2014.

INVESTOR CONTACT: Joni Konstantelos, 708.780.4819 joni.konstantelos@bwen.com